Redfin First-Quarter 2019 Revenue up 38% Year-over-Year to $110.1 Million

SEATTLE - May 8, 2019 - Redfin Corporation (NASDAQ: RDFN) today announced financial results for the first quarter ended March 31, 2019. All financial measures, unless otherwise noted, are presented on a GAAP basis and include stock-based compensation as well as depreciation and amortization expenses.

Revenue increased 38% year-over-year to $110.1 million during the first quarter. Gross profit was $2.8 million, a decrease of 52% from $5.7 million in the first quarter of 2018. Gross margin was 3%, compared to 7% in the first quarter of 2018. Real estate services(1) gross profit was $5.1 million, a decrease of 24% from $6.8 million in the first quarter of 2018. Real estate services gross margin was 6%, compared to 9% in the first quarter of 2018. Operating expenses were $70.2 million, an increase of 64% from $42.9 million in the first quarter of 2018. Operating expenses were 64% of revenue, up from 54% in the first quarter of 2018.

Net loss was $67.2 million, compared to net loss of $36.4 million in the first quarter of 2018. Stock-based compensation was $6.4 million, up from $4.2 million in the first quarter of 2018. Depreciation and amortization was $1.6 million, down from $2.0 million in the first quarter of 2018. Interest income was $2.3 million and interest expense was $2.1 million, up from $0.6 million and zero, respectively, in the first quarter of 2018.

Net loss per share, basic and diluted, was $0.74, compared to net loss per share, basic and diluted, of $0.44 in the first quarter of 2018.

"Redfin's traffic and revenue growth accelerated in the first quarter, and agent productivity increased for the first time since the second quarter of 2017, all while our earnings were better than our projections," said Redfin CEO Glenn Kelman. "Demand has been especially strong for mortgage, title, RedfinNow and our concierge service for painting and staging listings, increasing our conviction that these new services can combine with our brokerage capabilities to let us solve customer problems no other real estate company can."

Highlights

•
Reached market share of 0.83% of U.S. existing home sales by value in the first quarter of 2019, an increase of 0.02 percentage points from the fourth quarter of 2018, and an increase of 0.10 percentage points from the first quarter of 2018.(2)

•	Continued to drive strong traffic growth, with visitors to our website and mobile application increasing by 20% over the first quarter of 2018.

•	Saved Redfin homebuyers and sellers nearly $24 million in the first quarter, compared to a 2.5% commission typically charged by traditional agents.

•
Launched Redfin.ca brokerage in Toronto and national search site on February 12. Redfin.ca now displays over 170,000 homes for sale across most provinces. From launch through the end of March, traffic to Redfin.ca increased by an average of 62% week over week. In the last week of March, over 165,000 people visited Redfin.ca.

•
Launched a strategic alliance with RE/MAX in the U.S. and Canada that will expand our partner service to almost 5,000 U.S. zip codes and most provinces in Canada. This allows customers that come to our website to find a local real estate agent, even in areas where Redfin does not have capacity to serve customers.

•	Expanded our brokerage service to Huntsville, Alabama. Redfin is now reaching customers across 91 markets and serves 78% of the U.S. population.

•
Launched RedfinNow in Los Angeles and Dallas. RedfinNow is a service that buys homes directly from sellers for a seven percent fee, allowing them to move on with less hassle and more certainty. RedfinNow is also available in San Diego, Inland Empire, and Orange County, California, with plans to expand to additional markets this year.

•
Further integrated RedfinNow into our brokerage operations in Dallas. When we meet with a seller about listing her home, our agent can also present a cash offer from RedfinNow, provided the home qualifies for RedfinNow and the seller requests it. We believe that most sellers want to have the opportunity to compare a cash offer with what they could get if they list on the open market with an agent. In Dallas, we’ve established a process to do this efficiently and we’ll be rolling this out to certain other RedfinNow markets in the coming months.

•
Launched RedfinNow Remote Offers. We can now give customers a cash offer remotely over the phone, without having to visit their house. Redfin can leverage Remote Offers to increase efficiency and expand RedfinNow to more markets across America.

•
Announced an expansion of the Redfin Dallas operations by hiring engineering staff and expanding Redfin’s mortgage and title businesses. With engineers working alongside our agents and mortgage and title teams, we will bring together technology and service to deliver a complete home-buying and selling solution.

•
Launched a new pricing program in 11 markets to reward customers who both buy and sell with Redfin. In these markets, we’ll charge a 1% listing fee for sellers who also buy with Redfin. Customers who only sell will pay a 1.5% listing fee, still a great value compared to traditional brokerages.

•	Launched advertising campaign in 22 markets, including television, digital video, radio and outdoor media. The campaign is expected to run through May 2019.

•
Launched influencer marketing campaign featuring home designer Bobby Berk, one of Queer Eye's Fab Five. The campaign started after Bobby Berk had a great experience using Redfin to find and buy his home in Los Angeles with a Redfin Agent.

(1) Prior to reporting our financial results for the second quarter ended June 30, 2018, we had one reportable segment ("real estate") that reflected revenue derived from commissions and fees charged on real estate services transactions closed by us or partner agents representing customers in buying and selling homes. Beginning with our financial results for the second quarter ended June 30, 2018, we recognized a new reportable segment ("properties") that reflects revenue from when we sell homes that we previously bought directly from homeowners. Concurrent with our recognition of the new "properties" segment, we changed the name of our "real estate" segment to "real estate services." Prior to our financial results for the second quarter ended June 30, 2018, we included the results from our "properties" segment as part of our "other" segment.

(2) We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. existing home sales by the mean sale price of these homes, each as reported by the National Association of REALTORS®. We calculate our market share by aggregating the home value of real estate services transactions conducted by our lead agents or our partner agents. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of May 8, 2019, and are subject to substantial uncertainty.

For the second quarter of 2019 we expect:

•
Total revenue between $183.7 million and $193.1 million, representing year-over-year growth between 29% and 35% compared to the second quarter of 2018. Properties segment revenue between $30.0 million and $35.0 million is included in the guidance provided.

•
Net loss between $14.7 million and $11.3 million, compared to net income of $3.2 million in the second quarter of 2018. This guidance includes approximately $6.2 million of expected stock-based compensation and $1.9 million of expected depreciation and amortization.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expansion of our partner program and our RedfinNow operations, our integration of technology and service to offer a complete solution, and the continuation of our advertising campaign, each as described under Highlights, and our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin (www.redfin.com) is a technology-powered residential real estate company. Founded by software engineers, we run the country's #1 most-visited brokerage website and offer a host of online tools to consumers, including the Redfin Estimate. We represent people buying and selling homes in over 90 markets throughout the United States and Canada. Our mission is to redefine real estate in the consumer’s favor. In a commission-driven industry, we put the customer first. We do this by pairing our own agents with our own technology to create a service that is faster, better, and costs less. Since our launch in 2006 through 2018, we have helped customers buy or sell more than 170,000 homes worth more than $85 billion.

Redfin-F

Contacts

Investor Relations
Elena Perron, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Loss
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenue
Service	$88,768	$76,841
Product	21,373	3,052
Total revenue	110,141	79,893
Cost of revenue (1)
Service	84,395	70,855
Product	22,993	3,342
Total cost of revenue	107,388	74,197
Gross profit	2,753	5,696
Operating expenses
Technology and development (1)	15,556	12,762
Marketing (1)	33,201	13,336
General and administrative (1)	21,448	16,772
Total operating expenses	70,205	42,870
Loss from operations	(67,452)	(37,174)
Interest income	2,316	577
Interest expense	(2,136)	—
Other income, net	92	158
Net loss	$(67,180)	$(36,439)
Net loss per share - basic and diluted	$(0.74)	$(0.44)
Weighted average shares - basic and diluted	90,610,416	82,010,913

Net loss	$(67,180)	$(36,439)
Foreign currency translation adjustments	1	—
Total comprehensive loss	$(67,179)	$(36,439)

(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2019	2018
Cost of revenue	$1,465	$1,300
Technology and development	2,656	1,473
Marketing	286	119
General and administrative	1,999	1,304
Total	$6,406	$4,196

Redfin Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share and per share amounts)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$395,618	$432,608
Restricted cash	10,471	6,446
Accrued revenue, net	16,253	15,363
Inventory	38,306	22,694
Loans held for sale	15,748	4,913
Prepaid expenses and other current assets	13,586	14,223
Total current assets	489,982	496,247
Property and equipment, net	30,618	25,187
Right of use assets, net	32,737	—
Goodwill and intangibles, net	11,870	11,992
Other non-current assets	9,403	9,395
Total assets	574,610	542,821
Liabilities and stockholders' equity
Current liabilities
Accounts payable	17,533	2,516
Accrued liabilities	54,064	30,837
Other payables	10,374	6,544
Warehouse credit facilities	15,193	4,733
Current operating lease liabilities	6,368	—
Current portion of deferred rent	68	1,588
Total current liabilities	103,600	46,218
Non-current operating lease liabilities	41,567	—
Deferred rent	—	11,079
Convertible senior notes, net	115,094	113,586
Total liabilities	260,261	170,883
Commitments and contingencies
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 90,926,249 and 90,151,341 shares issued and outstanding, respectively	91	90
Additional paid-in capital	552,418	542,829
Accumulated deficit	(238,160)	(170,981)
Total stockholders’ equity	314,349	371,938
Total liabilities and stockholders’ equity	$574,610	$542,821

Redfin Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Operating activities
Net loss	$(67,180)	$(36,439)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,637	2,003
Stock-based compensation	6,406	4,196
Amortization of debt discount and issuance costs	1,507	—
Non-cash lease expense	1,216	—
Change in assets and liabilities
Accrued revenue	(890)	1,241
Inventory	(15,612)	(3,286)
Other assets	1,441	3,374
Accounts payable	14,848	1,029
Accrued liabilities	21,695	7,248
Operating lease liabilities	(1,459)	—
Deferred rent	69	(268)
Origination of loans held for sale	(49,850)	(9,477)
Proceeds from sale of loans originated as held for sale	39,015	9,887
Net cash used in operating activities	(47,157)	(20,492)
Investing activities
Purchases of property and equipment	(3,151)	(2,305)
Net cash used in investing activities	(3,151)	(2,305)
Financing activities
Proceeds from the exercise of stock options	3,732	5,946
Tax payment related to net share settlements on restricted stock units	(818)	(59)
Borrowings from warehouse credit facilities	48,557	9,265
Repayments of warehouse credit facilities	(38,097)	(9,924)
Other payables - deposits held in escrow	3,968	6,808
Net cash provided by financing activities	17,342	12,036
Net change in cash, cash equivalents, and restricted cash	(32,966)	(10,761)
Cash, cash equivalents, and restricted cash
Beginning of period	439,055	212,658
End of period	$406,089	$201,897
Supplemental disclosure of cash flow information
Cash paid for interest	$1,202	$—
Non-cash transactions
Stock-based compensation capitalized in property and equipment	(270)	(124)
Property and equipment additions in accounts payable and accrued liabilities	(1,370)	(55)
Leasehold improvements paid directly by lessor	1,963	—

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
Monthly average visitors (in thousands)	31,107	25,212	29,236	28,777	25,820	21,377	24,518	24,400	20,162
Real estate services transactions
Brokerage	8,435	9,822	12,876	12,971	7,285	8,598	10,527	10,221	5,692
Partner	2,125	2,749	3,333	3,289	2,237	2,739	3,101	2,874	2,041
Total	10,560	12,571	16,209	16,260	9,522	11,337	13,628	13,095	7,733

Real estate services revenue per transaction
Brokerage	$9,640	$9,569	$9,227	$9,510	$9,628	$9,659	$9,289	$9,301	$9,570
Partner	2,153	2,232	2,237	2,281	2,137	2,056	1,960	1,945	1,911
Aggregate	8,134	7,964	7,790	8,048	7,869	7,822	7,621	7,687	7,548
Aggregate home value of real estate services transactions (in millions)	$4,800	$5,825	$7,653	$7,910	$4,424	$5,350	$6,341	$6,119	$3,470
U.S. market share by value	0.83%	0.81%	0.85%	0.83%	0.73%	0.71%	0.71%	0.64%	0.58%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	64%	66%	66%	68%	66%	69%	69%	69%	68%
Average number of lead agents	1,503	1,419	1,397	1,415	1,327	1,118	1,028	1,010	935

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Revenue by segment
Brokerage revenue	$81,314	$70,143
Partner revenue	4,576	4,781
Total real estate services revenue	85,890	74,924
Properties revenue	21,373	3,052
Other revenue	3,047	1,917
Intercompany eliminations	(169)	—
Total revenue	$110,141	$79,893

Cost of revenue by segment
Real estate services cost of revenue	$80,784	$68,164
Properties cost of revenue	22,993	3,342
Other cost of revenue	3,780	2,691
Intercompany eliminations	(169)	—
Total cost of revenue	$107,388	$74,197

Gross profit by segment
Real estate services gross profit	$5,106	$6,760
Properties gross profit	(1,620)	(290)
Other gross profit	(733)	(774)
Total gross profit	$2,753	$5,696